                                NORTHROP GRUMMAN

                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I--DEFINITIONS ....................................................................  1

         1.1      Definitions..............................................................  1

ARTICLE II--PARTICIPATION .................................................................  4

         2.1      In General...............................................................  4

         2.2      Disputes as to Employment Status.........................................  5

         2.3      Cessation of Eligibility.................................................  5

ARTICLE III--DEFERRAL ELECTIONS............................................................  5

         3.1      Elections to Defer Compensation..........................................  5

         3.2      Investment Elections.....................................................  6

         3.3      Investment Return Not Guaranteed.........................................  7

ARTICLE IV--ACCOUNTS AND TRUST FUNDING.....................................................  7

         4.1      Accounts ................................................................  7

         4.2      Use of a Trust...........................................................  8

ARTICLE V--VESTING ........................................................................  8

         5.1      In General...............................................................  8

         5.2      Exceptions...............................................................  8

ARTICLE VI--DISTRIBUTIONS .................................................................  9

         6.1      Distribution of Deferred Compensation Contributions......................  9

         6.2      Early Non-Scheduled Distributions........................................ 10

         6.3      Hardship Distribution.................................................... 11

         6.4      Payments Not Received At Death........................................... 11

         6.5      Inability to Locate Participant.......................................... 11

         6.6      Committee Rules.......................................................... 12

ARTICLE VII--ADMINISTRATION ............................................................... 12

                                      (i)

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
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         7.1      Committees........................................................   12

         7.2      Committee Action..................................................   12

         7.3      Powers and Duties of the Administrative Committee.................   12

         7.4      Powers and Duties of the Investment Committee.....................   13

         7.5      Construction and Interpretation...................................   13

         7.6      Information.......................................................   13

         7.7      Committee Compensation, Expenses and Indemnity....................   14

         7.8      Disputes .........................................................   14

ARTICLE VIII--MISCELLANEOUS ........................................................   15

         8.1      Unsecured General Creditor........................................   15

         8.2      Restriction Against Assignment....................................   16

         8.3      Restriction Against Double Payment................................   16

         8.4      Withholding.......................................................   16

         8.5      Amendment, Modification, Suspension or Termination................   16

         8.6      Governing Law.....................................................   16

         8.7      Receipt or Release................................................   17

         8.8      Administrative Delays.............................................   17

         8.9      Disputes About Payee..............................................   17

         8.10     Incorrect Payment of Benefits.....................................   17

         8.11     Payments on Behalf of Persons Under Incapacity....................   17

         8.12     Limitation of Rights and Employment Relationship..................   18

         8.13     Headings .........................................................   18

                                      (ii)

                                NORTHROP GRUMMAN

                           DEFERRED COMPENSATION PLAN

          WHEREAS, Northrop Grumman Corporation (the "Company") desires to establish this unfunded Deferred Compensation Plan (the "Plan") for a select group of management and highly compensated employees;

          NOW, THEREFORE, effective as of December 1, 2000, this Plan is hereby adopted to read as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

  1.1     Definitions
          -----------

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          (a) "Account" shall mean the recordkeeping account set up for each Participant to keep track of amounts to his or her credit.

          (b) "Administrative Committee" means the committee in charge of Plan administration, as described in Article VII.

          (c) "Affiliated Companies" shall mean the Company and any entity affiliated with the Company under Code sections 414(b) or (c).

          (d) "Base Salary" shall mean a Participant's annual base salary, excluding bonuses, commissions, incentive and all other remuneration for services rendered to the Affiliated Companies and prior to reduction for any salary contributions to a plan established pursuant to section 125 of the Code or qualified pursuant to section 401(k) of the Code.

          (e) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Administrative Committee to receive the benefits specified hereunder in the event of the Participant's death.

               (1) No Beneficiary designation shall become effective until it is filed with the Administrative Committee.

               (2) Any designation shall be revocable at any time through a written instrument filed by the Participant with the Administrative Committee with or without the consent of the previous Beneficiary.

               (3) No designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Administrative Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Administrative Committee that they are legally entitled to receive the benefits specified hereunder.

               (4) In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Administrative Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Administrative Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

               (5) Payment by the Affiliated Companies pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Affiliated Companies.

          (f)  "Board" shall mean the Board of Directors of the Company.

          (g) "Bonuses" shall mean the bonuses earned under the Company's formal incentive plans as defined by the Administrative Committee.

          (h)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) "Committees" shall mean the Committees appointed by the Board to administer the Plan and investments in accordance with Article VII.

          (j) "Company" shall mean Northrop Grumman Corporation and any successor.

          (k)  "Compensation" shall be Base Salary plus Bonuses.

          (l) "Disability" shall mean the Participant's inability to perform each and every duty of his or her occupation or position of employment due to illness or injury as determined in the sole and absolute discretion of the Administrative Committee.

               (m) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Account prior to the time at which such Participant would otherwise be entitled to such amounts.

               (n) "Employee" shall mean any common law employee of the Affiliated Companies.

               (o)  "Effective Date" shall be December 1, 2000.

               (p) "Eligible Employee" shall mean any Employee who meets the following conditions:

                    (1) he or she is initially treated by the Affiliated Companies as an Employee and not as an independent contractor; and

                    (2) he or she meets the eligibility criteria set by the Administrative Committee.

               (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

               (r) "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her dependent (as defined in Section 152(a) of the Code), loss of a Participant's property due to casualty, or other similar or extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

               (s)  "Initial Election Period" shall mean

                    (1) in the case of an employee who becomes an Eligible Employee upon the Effective Date of the Plan, the 30-day period prior to the Effective Date of the Plan;

                    (2) in the case of an Employee who becomes an Eligible Employee after the Effective Date under Section 2.1(a)(2)(a new hire), the 30-day period following the time the Employee first becomes an Eligible Employee; and

                    (3) in the case of an Employee who becomes an Eligible Employee after the Effective Date under Section 2.1(b)(because of a raise or promotion), the next Open Enrollment Period.

               (t) "Investment Committee" means the committee in charge of investment aspects of the Plan, as described in Article VII.

               (u) "Open Enrollment Period" means the period near the end of each Plan Year designated by the Administrative Committee for electing deferrals for the following Plan Year.

               (v) "Participant" shall mean any Eligible Employee who becomes a participant in this Plan in accordance with Article II and retains a positive balance to his or her account under the Plan.

               (w)  "Payment Date" shall mean:

                    (1) for distributions upon early termination under Section 6.1(a), a date after the end of the month in which termination of employment occurs;

                    (2) for distributions after Retirement, Disability or death under Section 6.1(b), a date after the end of the month in which occurs Retirement, the determination of Disability by the Administrative Committee, or the notification of the Administrative Committee of the Participant's death (or later qualification of the Beneficiary or Beneficiaries), as applicable; and

                    (3) for distributions with a scheduled withdrawal date under
Section 6.1(c), a date after the December 31 prior to the elected payment year, the exact date in each case to be determined by the Administrative Committee to allow time for administrative processing.

               (x) "Plan" shall be the Northrop Grumman Deferred Compensation Plan.

               (y)  "Plan Year" shall be the calendar year.

               (z) "Retirement" shall mean termination of employment with the Affiliated Companies after reaching age 55.

               (aa) "Scheduled Withdrawal Date" shall mean the distribution date elected by the Participant for an in-service withdrawal of amounts deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

                                   ARTICLE II

                                  PARTICIPATION
                                  -------------

          2.1  In General
               ----------

               (a)   An Eligible Employee may become a Participant if he or she:

                     (1) is an Eligible Employee on the Effective Date, or

                     (2) he or she is newly hired by the Affiliated Companies after the Effective Date and he or she is an Eligible Employee as of the first date of employment with the Affiliated Companies.

               (b) Someone who becomes an Eligible Employee after the Effective Date because he or she receives a raise or promotion will not be entitled to participate in the Plan until the next Open Enrollment Period.

               (c) Anyone eligible to participate under (a) or (b) may become a Participant by complying with the procedures set out by the Administrative Committee.

          2.2  Disputes as to Employment Status
               --------------------------------

               (a) Because there may be disputes about an individual's proper status as an Employee or non-Employee, this Section describes how such disputes are to be handled with respect to Plan participation.

               (b) The Affiliated Companies will make the initial determination of an individual's employment status.

                     (1) If an individual is not treated by the Affiliated Companies as a common law employee, then the Plan will not consider the individual to be an "Eligible Employee" and he or she will not be entitled to participate in the Plan.

                     (2) This will be so even if the individual is told he or she is entitled to participate in the Plan and given a summary plan description and enrollment forms or other actions are taken indicating that he or she may participate.

               (c) Disputes may arise as to an individual's employment status. As part of the resolution of the dispute, an individual's status may be changed by the Affiliated Companies from non-Employee to Employee. Such Employees are not Eligible Employees.

          2.3  Cessation of Eligibility
               ------------------------

               If the Administrative Committee determines or reasonably believes that a Participant has ceased to be a management or highly compensated employee within the meaning of ERISA Title I, the Participant will no longer be able to defer any further compensation under the Plan.

                                  ARTICLE III

                               DEFERRAL ELECTIONS
                               ------------------

          3.1  Elections to Defer Compensation
               -------------------------------

               (a)   Initial Election Period. Subject to the provisions of
                     -----------------------
Article II, each Eligible Employee may elect to defer an amount of Compensation by filing an election with the Administrative Committee no later than the last day of his or her Initial Election Period.

               (b)   General Rule. The amount of Compensation which an Eligible
                     ------------
Employee may elect to defer is such Compensation earned after the time at which the Eligible Employee elects to defer in accordance with Section 3.1(a). The Administrative Committee may set limits and other requirements on the amount which may be deferred as well as procedures for elections. The Administrative Committee may change these rules from time to time. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $5,000, provided such minimum contribution can be satisfied from any element of Compensation.

               (c)   Initial and Subsequent Elections. An Eligible Employee's
                     --------------------------------
initial election to defer Compensation must be made by the Effective Date and is to be effective with respect to Compensation received in 2001.

                     (1) In the case of an Employee who becomes an Eligible Employee after the Effective Date under Section 2.1(a)(2) (a new hire), such Eligible Employee shall have 30 days from the date he or she has become an Eligible Employee to make an initial election with respect to Compensation. Such election shall be for Compensation earned during the remainder of the Plan Year, in the event the Plan Year has commenced.

                     (2) In the case of an Employee who becomes an Eligible Employee after the Effective Date under Section 2.1(b) (because of a raise or promotion), such Eligible Employee may make an initial election to defer Compensation earned in the following Plan Year during the next Open Enrollment Period.

                     (3) Participants may maintain, increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election in the Open Enrollment Period each year.

                     (4)  These elections for a Plan Year are irrevocable.

               (d)   Committee Rules. All elections must be made in accordance
                     ---------------
with the rules, procedures and utilizing the forms prescribed by the Administrative Committee. The Administrative Committee may change the rules, procedures and forms from time to time and without prior notice to Participants.

          3.2  Investment Elections
               --------------------

               (a) The Investment Committee will establish a number of different types of investment for the Plan. The Investment Committee may change the investments from time to time, without prior notice to Participants.

               (b) Participants may elect how their future contributions and existing account balances will be invested in the various types of investment and may change their elections from time to time.

               (c) Although the Participants may designate the type of investments, the Investment Committee is not bound to invest in any particular investment. The Investment Committee will select from time to time, in its sole and absolute discretion, commercially available investments of each of the types offered. All investments remain the property of the Affiliated Companies (or the rabbi trust under Section 4.2) and are not Plan assets. Investments are used solely for purposes of measuring the deemed earnings and losses in Participants' Accounts under Section 4.1.

               (d) Selections of the types of investments, changes and transfers must be made according to the rules and procedures of the Administrative Committee.

                     (1) The Administrative Committee may prescribe rules which may include, among other matters, limitations on the amounts which may be transferred and procedures for electing transfers.

                     (2) The Administrative Committee may prescribe rules for valuing accounts for purposes of transfers. Such rules may, in the Administrative Committee's discretion, use averaging methods to determine values and accrue estimated expenses.

                     (3) The Administrative Committee may prescribe the periods and frequency with which Participants may change investment elections and make transfers.

                     (4) The Administrative Committee may change its rules from time to time and without prior notice to Participants.

          3.3  Investment Return Not Guaranteed
               --------------------------------

               Investment performance under the Plan is not guaranteed at any level. Participants may lose all or a portion of their contributions due to poor investment performance.

                                   ARTICLE IV

                           ACCOUNTS AND TRUST FUNDING
                           --------------------------

          4.1  Accounts
               --------

               The Administrative Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Account shall be further divided into separate subaccounts ("investment subaccounts"), each of which corresponds to an investment type elected by the Participant pursuant to
Section 3.2(a). A Participant's Account shall be credited as follows:

               (a) The Administrative Committee shall credit the investment subaccounts of the Participant's Account with an amount equal to Compensation deferred by the Participant in accordance with the Participant's election under
Section 3.2(b); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment shall be credited to the investment subaccount corresponding to that investment type.

               (b) The investment subaccounts of Participants' Accounts will be credited with earnings or losses based on the earnings or losses of the corresponding investments selected by the Investment Committee and valued in accordance with the rules and procedures of the Administrative Committee.

               (1) The Administrative Committee may set regular valuation dates and times and also use special valuation dates and times and procedures from time to time under unusual circumstances and to protect the financial integrity of the Plan.

               (2) The Administrative Committee may use averaging methods to determine values and accrue estimated expenses.

               (3) The Administrative Committee may change its valuation rules and procedures from time to time and without prior notice to Participants.

          (c) In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year's deferral of Compensation.

     4.2  Use of a Trust
          --------------

          The Company may set up a trust to hold any assets or insurance policies under the Plan. Any trust set up will be a rabbi trust.

                                   ARTICLE V

                                    VESTING
                                    -------

     5.1  In General
          ----------

          A Participant's interest in his or her Account will be nonforfeitable.

     5.2  Exceptions
          ----------

          The following exceptions apply to the vesting rule:

          (a)  Forfeitures on account of a lost payee. See Section 6.4.

          (b)  Forfeitures under an escheat law. See Section 6.4.

          (c) Recapture of amounts improperly credited to a Participant's Account or improperly paid to or with respect to a Participant.

          (d)  Expenses paid from a Participant's Account.

          (e)  Investment losses.

          (f)  Forfeitures resulting from early withdrawals. See Section 6.2.

                                   ARTICLE VI

                                  DISTRIBUTIONS
                                  -------------

     6.1  Distribution of Deferred Compensation Contributions
          ---------------------------------------------------

          (a)  Distributions Upon Early Termination.
               ------------------------------------

               (1)  Voluntary Termination. If a Participant voluntarily
                    ---------------------
terminates employment with the Affiliated Companies before age 55 or Disability, distribution of his or her Account will be made in a lump sum on the Participant's Payment Date.

               (2)  Involuntary Termination. If a Participant involuntarily
                    -----------------------
terminates employment with the Affiliated Companies before age 55, distribution of his or her Account will generally be made in quarterly installments over a 5, 10 or 15-year period, commencing on the Participant's Payment Date, in accordance with the Participant's original election on his or her deferral election form. Payment will be made in a lump sum if the Participant had originally elected a lump sum, if the Account balance is $50,000 or less, or if the Administrative Committee so requires.

        (b)  Distribution After Retirement, Disability or Death. In the case of
             --------------------------------------------------
a Participant who separates from service with the Affiliated Companies on account of Retirement, Disability or death and has an Account balance of more than $50,000, the Account shall be paid to the Participant (and after his or her death to his or her Beneficiary) in substantially equal quarterly installments over 10 years commencing on the Participant's Payment Date.

               (1) An optional form of benefit may be elected by the Participant, on the form provided by Administrative Committee, during his or her Initial Election Period from among those listed below:

                    (A)  A lump sum distribution on the Participant's Payment
Date.

                    (B) Quarterly installments over 5 years beginning on the Participant's Payment Date.

                    (C) Quarterly installments over 15 years beginning on the Participant's Payment Date.

               (2) A Participant from time to time may modify the form of benefit that he or she has previously elected. Upon his or her separation from service under this Section, the most recently elected form of distribution submitted at least 12 months prior to separation will govern. If no such election exists, distributions will be paid under the 10-year installment method.

               (3) In the case of a Participant who terminates employment with the Affiliated Companies on account of Retirement, Disability or death with an Account balance of $50,000 or less, the Account shall be paid to the Participant in a lump sum distribution on the Participant's Payment Date.

               (4) In general, upon the Participant's death, payment of any remaining Account balance will be made to the Beneficiary in a lump sum on the Payment Date. But the Beneficiary will receive any remaining installments (starting on the Payment Date) if the Participant was receiving installments, or if the Participant died on or after age 55 with an Account balance over $50,000 and with an effective installment payout election in place. In such cases, the Beneficiary may still elect a lump sum payment of the remaining Account balance, but only with the Administrative Committee's consent.

               (5) The Participant's Account shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Account under the Plan have been distributed.

          (c)  Distribution With Scheduled Withdrawal Date. A Participant who
               -------------------------------------------
has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Affiliated Companies, will receive the designated portion of his or her Account as follows:

               (1) A Participant's Scheduled Withdrawal Date can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation are made.

               (2) A Participant may extend the Scheduled Withdrawal Date for any Plan Year, provided such extension occurs at least one year before the Scheduled Withdrawal Date and is for a period of not less than two years from the Scheduled Withdrawal Date. The Participant shall have the right to twice modify any Scheduled Withdrawal Date.

               (3) Payments under this subsection may be in the form of a lump sum, or 2, 3, 4 or 5-year quarterly installments. The default form will be a lump sum. If the Account balance to be distributed is $25,000 or less, payment will automatically be made in a lump sum. Payments will commence on the Scheduled Withdrawal Date.

               (4) In the event a Participant terminates employment with the Affiliated Companies prior to the commencement or completion of a distribution under this subsection, the portion of the Participant's Account associated with a Scheduled Withdrawal Date which has not been distributed prior to such termination shall be distributed in accordance with Section 6.1(a) and (b) along with the remainder of the Account.

     6.2  Early Non-Scheduled Distributions
          ---------------------------------

          A Participant shall be permitted to elect an Early Distribution from his or her Account prior to a Payment Date under Section 6.1, subject to the following restrictions:

          (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Administrative Committee prior to the end of any calendar month.

          (b) The amount of the Early Distribution shall equal up to 90% of his or her Account balance.

          (c) The amount described in subsection (b) above shall be paid in a lump sum as of a date after the receipt by the Administrative Committee of the request for a withdrawal under this Section. The exact date will be determined by the Administrative Committee to allow time for administrative processing.

          (d) A Participant shall forfeit 10% of the amount of the requested distribution. The Affiliated Companies shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

               (1)  Example 1: A Participant requests a distribution of 100% of
                    ---------
the Account. The Participant receives 90%. The amount forfeited is 10% of the Account.

               (2)  Example 2: A Participant requests a distribution of 50% of
                    ---------
the Account. The Participant receives 45%. The amount forfeited is 5% of the Account.

          (e) If a Participant receives an Early Distribution of either all or a part of his or her Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year. All distributions shall be made on a pro rata basis from among a Participant's investment subaccounts.

     6.3  Hardship Distribution
          ---------------------

          A Participant shall be permitted to elect a Hardship Distribution from his or her Account prior to a Payment Date under Section 6.1, subject to the following restrictions:

          (a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with the Administrative Committee prior to the end of any calendar month.

          (b) The Administrative Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution.

          (c) The amount determined by the Administrative Committee as a Hardship Distribution shall be paid in a lump sum as of a date after the approval by the Administrative Committee of the request for a withdrawal under this Section. The exact date will be determined by the Administrative Committee to allow time for administrative processing.

     6.4  Payments Not Received At Death
          ------------------------------

          In the event of the death of a Participant before receiving a payment, payment will be made to his or her estate if death occurs on or after the date of a check which has been issued by the Plan. Otherwise, payment of the amount will be made to the Participant's Beneficiary.

     6.5  Inability to Locate Participant
          -------------------------------

          In the event that the Administrative Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings for the forfeiture period.

     6.6  Committee Rules
          ---------------

          All distributions are subject to the rules and procedures of the Administrative Committee. The Administrative Committee may also require the use of particular forms. The Administrative Committee may change its rules, procedures and forms from time to time and without prior notice to Participants.

                                   ARTICLE VII

                                 ADMINISTRATION
                                 --------------

     7.1  Committees
          ----------

          A Deferred Compensation Administrative Committee and an Investment Committee (together, the "Committees"), each of one or more persons, shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committees shall be determined by the Board, which may from time to time vary the number of members. A member of the Committees may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committees shall be filled promptly by the Board.

     7.2  Committee Action
          ----------------

          Each Committee shall act at meetings by affirmative vote of a majority of the members of that Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committees shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of each Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee of which he or she is a member.

     7.3  Powers and Duties of the Administrative Committee
          -------------------------------------------------

          The Administrative Committee, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

          (a)  To construe and interpret the terms and provisions of this Plan;

          (b) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

          (c) To maintain all records that may be necessary for the administration of the Plan;

          (d) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

          (e) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

          (f) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe (including the power to subdelegate);

          (g) To exercise powers granted the Administrative Committee under other Sections of the Plan; and

          (h) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue insurance policies purchased in connection with the Plan.

     7.4  Powers and Duties of the Investment Committee
          ---------------------------------------------

          The Investment Committee, shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

          (a) To select types of investment and the actual investments against which earnings and losses will be measured;

          (b)  To oversee the rabbi trust; and

          (c) To appoint agents, and to delegate to them such powers and duties in connection with its duties as the Investment Committee may from time to time prescribe (including the power to subdelegate).

     7.5  Construction and Interpretation
          -------------------------------

          The Administrative Committee shall have full discretion to construe and interpret the terms and provisions of this Plan and to remedy possible inconsistencies and omissions. The Administrative Committee's interpretations, constructions and remedies shall be final and binding on all parties, including but not limited to the Affiliated Companies and any Participant or Beneficiary. The Administrative Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     7.6  Information
          -----------

          To enable the Committees to perform their functions, the Affiliated Companies adopting the Plan shall supply full and timely information to the Committees on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committees may require.

     7.7  Committee Compensation, Expenses and Indemnity
          ----------------------------------------------

          (a) The members of the Committees shall serve without compensation for their services hereunder.

          (b) The Committees are authorized to employ such legal counsel as they may deem advisable to assist in the performance of their duties hereunder.

          (c) To the extent permitted by ERISA and applicable state law, the Company shall indemnify and hold harmless the Committees and each member thereof, the Board and any delegate of the Committees who is an employee of the Affiliated Companies against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under ERISA and state law.

     7.8  Disputes
          --------

          (a)  Claims
               ------

          A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Administrative Committee, setting forth his or her claim.

          (b)  Claim Decision
               --------------

          Upon receipt of a claim, the Administrative Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Administrative Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

          If the claim is denied in whole or in part, the Administrative Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specific reason or reasons for such denial; (B) specific references to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

          (c)  Request For Review
               ------------------

          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrative Committee review the initial claim determination. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrative Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the initial determination.

          (d)  Review of Decision
               ------------------

          Within sixty (60) days after the Administrative Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Administrative Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Administrative Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

          (e)  Limitation on Claims
               --------------------

          No action may be brought in court on a claim for benefits under this Plan after the later of:

               (1)  Two years after the claim arose, or

               (2) One year after the decision on appeal under this Section (or one year after the expiration of the time to take an appeal if no appeal is taken).

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     8.1  Unsecured General Creditor
          --------------------------

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Affiliated Companies. No assets of the Affiliated Companies shall be held in any way as collateral security for the fulfilling of the obligations of the Affiliated Companies under this Plan. Any and all of the Affiliated Companies' assets shall be, and remain, the general unpledged, unrestricted assets of the Affiliated Companies. The obligation under the Plan of the Affiliated Companies adopting the Plan shall be merely that of an unfunded and unsecured promise of those Affiliated Companies to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Affiliated Companies that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

     8.2  Restriction Against Assignment
          ------------------------------

          (a) The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Administrative Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Administrative Committee shall direct.

          (b)  The actions considered exceptions to the vesting rule under
Section 5.2 will not be treated as violations of this Section.

     8.3  Restriction Against Double Payment
          ----------------------------------

          If a court orders an assignment of benefits despite the previous Section, the affected Participant's benefits will be reduced accordingly. The Administrative Committee may use any reasonable actuarial assumptions to accomplish the offset under this Section.

     8.4  Withholding
          -----------

          There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Affiliated Companies in respect to such payment or this Plan. The Affiliated Companies shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

     8.5  Amendment, Modification, Suspension or Termination
          --------------------------------------------------

          The Administrative Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination may reduce a Participant's Account balance below its dollar value as determined under Section 4.1(b) immediately prior to the amendment. The preceding sentence is not intended to protect Participants against investment losses. In the event that this Plan is terminated, the amounts allocated to a Participant's Account shall be distributed to the Participant or, in the event of his or her death, to his or her Beneficiary in a lump sum.

     8.6  Governing Law
          -------------

          To the extent not preempted by ERISA, this Plan shall be construed, governed and administered in accordance with the laws of Delaware.

     8.7  Receipt or Release
          ------------------

          Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committees and the Affiliated Companies. The Administrative Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     8.8  Administrative Delays
          ---------------------

          If the amount of any payment cannot be determined by the date it is supposed to be paid, or if it is not possible to make payments on time because the Administrative Committee cannot find the payee, or adequate information is not available to make the distribution, or the payee has failed to file the applicable forms with the Administrative Committee, or because of other legal, financial or administrative obstacles, payments may be made no later than 60 days after the date payment becomes possible.

     8.9  Disputes About Payee
          --------------------

          In the event that the Administrative Committee determines that there is some uncertainty as to whom any Plan payment is due, the Administrative Committee is authorized to delay payment, seek agreements from the interested parties, make payment to an appropriate judicial forum and allow the court to determine the identity of the proper payee, and/or take any other necessary or appropriate steps to protect the Plan and the interested parties.

     8.10 Incorrect Payment of Benefits
          -----------------------------

          If the Administrative Committee determines in its full discretion that the Plan made an incorrect payment of benefits, and that a correction is necessary or desirable under the law, then:

          (a) If the Plan makes an overpayment of the amount of any benefits due any payee under the Plan, the Plan may recover the amounts either by requiring the payee to return the excess to the Plan, by reducing any future Plan payments to the payee, or by any other method deemed reasonable by the Administrative Committee.

          (b) If the Plan makes a late payment or an underpayment of the amount of any benefits due any payee under the Plan, correct payment will be made as soon as possible after the late payment or underpayment is discovered.

     8.11 Payments on Behalf of Persons Under Incapacity
          ----------------------------------------------

          In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Administrative Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Administrative Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrative Committee and the Company.

     8.12  Limitation of Rights and Employment Relationship
           ------------------------------------------------

           Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Affiliated Companies or any trustee except as provided in the Plan and any trust agreement; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and any trust agreement.

     8.13  Headings
           --------

           Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                             FIRST AMENDMENT TO THE
                                NORTHROP GRUMMAN
                           DEFERRED COMPENSATION PLAN

     The following changes to the Northrop Grumman Deferred Compensation Plan effective December 1, 2000 (the "Plan"), as described below, are intended to provide for the acceptance of a transfer of certain liabilities from the Northrop Grumman Executive Deferred Compensation Plan, effective March 1, 2001.

1.   A new Appendix A is added as follows:

                                   APPENDIX A

                             TRANSFER OF LIABILITIES
                             -----------------------

     A.1   Background
           ----------

               Effective March 1, 2001, all liabilities under the Northrop Grumman Executive Deferred Compensation Plan other than the Estate Enhancement Program Account, were transferred to this Plan. This Appendix describes the treatment of those liabilities (plus earnings) ("Transferred Liabilities") and the Participant to whom those liabilities are owed ("Transferred Participant").

A.2  Treatment of Transferred Liabilities
     ------------------------------------

          The Transferred Liabilities will generally be treated under the Plan like Compensation deferred in accordance with Article III.

A.3  Investments
     -----------

          The Transferred Participant may make investment elections for the Transferred Liabilities in accordance with Section 3.2. Section 3.3 will also apply.

A.4  Distributions
     -------------

          Distributions of amounts corresponding to the Transferred Liabilities will generally be made in accordance with the provisions of Article VI. The following exceptions and special rules apply:

          (a)   Section 6.1.
                -----------

                (1) For purposes of Sections 6.1(a)(2) and 6.1(b)(1), the Transferred Participant will be deemed to have made an election of 5 or 10-year installments corresponding to his elections of 5 or 10-year installments under
Section 9(b)(2) of the Northrop Grumman Executive Deferred Compensation Plan.

                (2) The Transferred Participant may utilize Section 6.1(b)(2) to vary the form of his distribution.

                (3) Distributions under Section 6.1(c) are not available.

                (b)  Section 6.2. The Early Non-Scheduled Distribution election
                     -----------
is available. The Transferred Liabilities will be aggregated with any other amounts in the Transferred Participant's Account for purposes of distributions under Section 6.2.

                (c)  Sections 6.3-6.6. These Sections are fully applicable.
                     ----------------

A.5  Other Provisions
     ----------------

                The Transferred Liabilities and the Transferred Participant will be fully subject to the provisions of Articles IV, V, VII and VIII.

                             SECOND AMENDMENT TO THE

                   NORTHROP GRUMMAN DEFERRED COMPENSATION PLAN

     This amendment to the Northrop Grumman Deferred Compensation Plan effective December 1, 2000 ("Plan"), as described below, changes the Plan to account for the acquisition of Litton Industries, Inc. and the associated corporate reorganization. The changes in this amendment are effective upon adoption.

1.   A new Section 8.14 is added to read as follows:

     8.14  2001 Reorganization
           -------------------

           Effective as of the 2001 Reorganization Date in (d), the corporate structure of Northrop Grumman Corporation and its affiliates was modified. Effective as of the Litton Acquisition Date in (e), Litton Industries, Inc. was acquired and became a subsidiary of the Northrop Grumman Corporation (the "Litton Acquisition").

     (a) The former Northrop Grumman Corporation was renamed Northrop Grumman Systems Corporation. It became a wholly-owned subsidiary of the new parent of the reorganized controlled group.

     (b) The new parent corporation resulting from the restructuring is called Northrop Grumman Corporation. All references in this Plan to the former Northrop Grumman Corporation and its Board of Directors now refer to the new parent corporation bearing the same name and its Board of Directors.

     (c) As of the 2001 Reorganization Date, the new Northrop Grumman Corporation became the sponsor of this Plan, and its Board of Directors assumed authority over this Plan.

     (d)  2001 Reorganization Date. The date as of which the corporate
          ------------------------
restructuring described in (a) and (b) occurred.

     (e)  Litton Acquisition Date. The date as of which the conditions for the
          -----------------------
completion of the Litton Acquisition were satisfied in accordance with the "Amended and Restated Agreement and Plan of Merger Among Northrop Grumman Corporation, Litton Industries, Inc., NNG, Inc., and LII Acquisition Corp."

                             THIRD AMENDMENT TO THE
                                NORTHROP GRUMMAN
                           DEFERRED COMPENSATION PLAN

     The following changes to the Northrop Grumman Deferred Compensation Plan effective December 1, 2000 (the "Plan"), as described below, are intended to provide for the acceptance of a transfer of certain liabilities from certain nonqualified deferred compensation plans of Aerojet-General Corporation, effective as of the Closing Date specified in the April 19, 2001 Asset Purchase Agreement by and Between Aerojet-General Corporation and Northrop Grumman Systems Corporation.

1.   A new Appendix B is added as follows:

                                   APPENDIX B
                           AEROJET-GENERAL LIABILITIES
                           ---------------------------

     B.1  Background
          ----------

               (a) Effective as of the Closing Date specified in the April 19, 2001 Asset Purchase Agreement by and Between Aerojet-General Corporation and Northrop Grumman Systems Corporation (the "APA"), certain liabilities ("Transferred Liabilities") under the Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies and the GenCorp Inc. and Participating Subsidiaries Deferred Bonus Plan were transferred to this Plan.

               (b) The transfer took place pursuant to section 10.6 of the APA, under which Northrop Grumman acquired the Azusa and Colorado Operations units from Aerojet-General Corporation. That section reads:

                                    * * * * *

          10.6 Unfunded Deferred Compensation
               ------------------------------

                    (a) Subject to legal requirements for employee acquiescence, as of the effective time of the Closing, the Purchaser shall assume any and all obligations of the Seller to pay any and all unfunded deferred compensation as set forth on Schedule 10.6 for all Transferring Employees, provided such benefits are adequately reflected on the Balance Sheet.

                    (b) The Seller shall retain any and all legal obligation to pay any and all unfunded deferred compensation for all Aerojet Employees that are not Transferring Employees.

                                    * * * * *

               (c) This Appendix is intended to effectuate the assumption of certain of the liabilities contemplated by section 10.6 of the APA. It describes the treatment of those liabilities (plus earnings) and the Participants to whom those liabilities are owed ("Transferred Participants").

               (d)  The only liabilities assumed by this Plan are:

                    (1) those from the GenCorp Inc. and Participating Subsidiaries Deferred Bonus Plan, and

                    (2) those liabilities under the Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies which represent supplements with respect to an Aerojet defined contribution plan. No liabilities are assumed which represent supplements with respect to an Aerojet defined benefit plan.

               (e) The assumed liabilities will be represented by starting Account balances for the Transferred Participants, determined in the discretion of the Administrative Committee.

     B.2  Treatment of Transferred Liabilities
          ------------------------------------

               The Transferred Liabilities will generally be treated under the Plan like Compensation deferred in accordance with Article III.

     B.3  Investments
          -----------

               The Transferred Participants may make investment elections for the Transferred Liabilities in accordance with Section 3.2. Section 3.3 will also apply.

     B.4  Distributions
          -------------

               Distributions of amounts corresponding to the Transferred Liabilities will generally be made in accordance with the provisions of Article VI. The following exceptions and special rules apply:

               (a)  Section 6.1.
                    -----------

                    (1) For purposes of Sections 6.1(a)(2) and 6.1(b)(1), the Transferred Participants will be deemed to have made an election of 10-year installments.

                    (2) The Transferred Participants may utilize Section 6.1(b)(2) to vary the form of their distributions.

                    (3)  Distributions under Section 6.1(c) are not available.

               (b)  Section 6.2. The Early Non-Scheduled Distribution election
                    -----------
     is available. The Transferred Liabilities will be aggregated with any other amounts in the Transferred Participants' Accounts for purposes of distributions under Section 6.2.

               (c)  Sections 6.3-6.6. These Sections are fully applicable.
                    ----------------

     B.5  Other Provisions
          ----------------

               The Transferred Liabilities and the Transferred Participants will be fully subject to the provisions of Articles IV, V, VII and VIII.